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                                                                Preliminary Copy

                    COLUMBIA REAL ESTATE INVESTMENTS, INC.

                 Proxy for Special Meeting on March 15, 1994
                      SOLICITED BY THE BOARD OF DIRECTORS


     The undersigned hereby appoints Thomas E. Ireton and Douglas Douglas, or either one of them, as Proxies, with full power of substitution, to represent the undersigned at the Special Meeting of the Stockholders of Columbia Real Estate Investments, Inc. to be held in Columbia, Maryland, on March 15, 1994, and any adjournments thereof, and to vote the shares of said Company standing in the name of the undersigned with all powers the undersigned would possess if personally present at such meeting.


1.   Approval of the Plan of Dissolution and Liquidation

     FOR.  [ ]                 AGAINST.  [ ]                ABSTAIN.  [ ]


                 THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO SPECIFICATION
               IS MADE, THIS PROXY WILL BE VOTED FOR THE MATTER SPECIFIED ABOVE.
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            (continued from other side)


                            Dated: _____________________________, 1994

                            __________________________________________________
                                               Signature

                            __________________________________________________
                                        Signature (see note below)

                            NOTE: Please sign exactly as your name or names appear hereon. Joint owners should each sign personally. When signing as an attorney, executor, trustee or guardian, please give your full title as such.


IMPORTANT:  PLEASE SIGN, DATE AND RETURN PROMPTLY.